UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

PulteGroup, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-09804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 978-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 25, 2016, PulteGroup, Inc. (the “Company”) and certain of the Company’s direct and indirect wholly-owned homebuilding subsidiaries in the United States, including Pulte Home Corporation, Centex Homes and Del Webb Corporation (the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein, with respect to the Company’s issuance and sale of a total of $1,000,000,000 aggregate principal amount of its senior unsecured notes, consisting of $300,000,000 aggregate principal amount of its 4.25% Senior Notes due 2021 (the “2021 senior notes”) and $700,000,000 aggregate principal amount of its 5.50% Senior Notes due 2026 (the “2026 senior notes” and, together with the 2021 senior notes, the “senior notes”) pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-209598), the prospectus dated February 19, 2016 contained therein, and the related prospectus supplement dated February 25, 2016.

The senior notes were issued under an Indenture, dated as of October 24, 1995 (the “Indenture”), among the Company, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, May 17, 2006, September 15, 2009, February 8, 2016 and March 1, 2016. The 2021 senior notes and the 2026 senior notes are each sometimes referred to as a “series” of senior notes.

The senior notes will be irrevocably and unconditionally guaranteed on a senior basis (the “guarantees”), jointly and severally, by the Guarantors. The senior notes and the guarantees will be senior unsecured obligations of the Company and the Guarantors, respectively, and will rank equally in right of payment with the existing and future senior unsecured indebtedness of the Company and the Guarantors, respectively.

The senior notes of each series are redeemable at the option of the Company at any time or from time to time, in whole or in part, at the redemption prices specified in the applicable form of senior note attached to the Indenture Supplement dated as of March 1, 2016 (the “Supplemental Indenture”), filed as Exhibit 4.1 hereto.

In addition, if a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs with respect to the senior notes of any series, then, unless the Company has exercised its right to redeem all of the outstanding senior notes of such series, the Company must offer to repurchase the senior notes of such series at a price in cash equal to 101% of the principal amount of such senior notes, plus any accrued and unpaid interest to, but not including the applicable Change of Control Payment Date (as defined in the Supplemental Indenture).

The foregoing descriptions of the Underwriting Agreement and the senior notes and guarantees are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement and of the Indenture and the Supplemental Indenture establishing the terms and form of the senior notes (including the form of each series of senior note attached thereto), which are filed herewith as Exhibits 1.1, 4.1, 4.2 and 4.3. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, which is incorporated by reference herein as Exhibit 4.1. In connection with the issuance of the senior notes and the guarantees, Sidley Austin LLP and Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, each provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 25, 2016, among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

4.1	Indenture Supplement, dated as of March 1, 2016, between the Company, The Bank of New York Mellon Trust Company, N.A., as trustee and DiVosta Homes, L.P.

4.2	Form of 4.250% Senior Note due 2021 and endorsement of Guarantee (included in Exhibit 4.1).

4.3	Form of 5.500% Senior Note due 2026 and endorsement of Guarantee (included in Exhibit 4.1).

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2	Consent of Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PulteGroup, Inc.

Date: March 1, 2016	By:	/s/ Steven M. Cook
	Name: Title:	Steven M. Cook Executive Vice President, Chief Legal Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 25, 2016, among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

4.1	Indenture Supplement, dated as of March 1, 2016, between the Company, The Bank of New York Mellon Trust Company, N.A, as trustee and DiVosta Homes, L.P.

4.2	Form of 4.250% Senior Note due 2021 and endorsement of Guarantee (included in Exhibit 4.1).

4.3	Form of 5.500% Senior Note due 2026 and endorsement of Guarantee (included in Exhibit 4.1).

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2	Consent of Steven M. Cook, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company (included in Exhibit 5.2).

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